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                       [MORTEN BEYER & AGNEW LETTERHEAD]
                                 October 6, 1997


Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

     Pursuant to your request, Morten Beyer & Associates (MBA) has set forth its opinion regarding the Base Values of twenty-four aircraft (as described in Schedule I herein) being delivered new from the manufacturer to Continental Airlines during 1998. More specifically, our mandate is to render our opinion on this date as to the value of the aircraft on their delivery dates.

     There are several terms used to describe the "value" of an aircraft. MBA uses the definitions of various value terms as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a not-for-profit organization of some 500 members who have an interest in the commercial aviation industry. The membership consists of management level personnel from banks, leasing companies, airlines, appraisers, brokers, manufacturers, etc. ISTAT has also established standards for appraisal practice and a code of ethics for those members certified by the Society as appraisers. To attain certification members must meet rigid educational and experience requirements and must successfully complete written examinations. Both Morten Beyer and Robert Minnich of MBA are ISTAT Certified Senior Appraisers.

     ISTAT defines Current Market Value (CMV) as the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical sales transaction are willing, able,

 Phone (703) 847-6898 ~ Fax (703) 734-1474 ~ Internet: MBA@MBA-consulting.com
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prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transactions would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration and given an adequate amount of time for effective exposure to prospective buyers. Fair Market Value is synonymous to MV and Current Fair Market Value is synonymous with CMV because the criteria typically used in those documents that use the term "fair" reflect the same criteria set forth in the above definition of Market Value.

     Base Value (BV) contains the same elements as MV except the market conditions are always assumed to be in a reasonable state of equilibrium. Base values are related to long term trends, and may or may not reflect the actual value of the aircraft in question. Base values are founded in the historical values of aircraft and are usually used for analysis of historic values or for future value projections.

     The values set forth herein are Base Values. Base Values are provided for each aircraft, identified by aircraft type and tail numbers taking into account the expected month of delivery to Continental.

     The expected delivery period for the aircraft that are the subject of this report begins in April, 1998 and terminates in November, 1998. As of the date of this report, we foresee no events that may cause us to revise valuations. However, unforeseen circumstances can occur with little or no warning, and if changed circumstances justify it, MBA would revise its valuations accordingly.

     All of the aircraft included in this appraisal are new aircraft with scheduled delivery dates starting in April, 1998. The types of aircraft that are the subject of this report are all considered to be effective competitors in the industry for years to come, and they all meet or are lower than Stage III noise level standards. The Boeing 737-500 was first built in 1989, and there are currently 334 in service with 35 operators and another 49 on order. It is the truncated version of the 737-300/400 series and offers a lower cost per aircraft mile. Because of its smaller capacity, its unit costs as measured by the cost per available seat mile are higher. Although we consider the aircraft to be a competitive one, it suffers from the fact that aircraft that are smaller versions of larger aircraft have historically not been as efficient as aircraft that are originally designed as smaller machines.

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     The Boeing 737-700 is Boeing's newest entry into the advanced technology market to compete with Airbus A319/320/321 series machines. The aircraft is scheduled to enter service in October, 1997 with the launch customer, Southwest Airlines. There are 252 unfilled orders. We expect that this aircraft will be very popular with the airlines and will have a long production run.

     The Boeing 737-800 is the largest member of the new (third) generation of the 737 family, and the first aircraft is due to enter service with Hapag-Lloyd in April, 1998. Designed to replace the -400, it is 108 inches longer and has typical two-class seating of 160 and a high density seating if 189. There are 258 unfilled orders for the 737-800.

     The Boeing 777-200 has been in service since May 15, 1995 with United Airlines which is by far its largest operator. There are 82 in service with 14 operators (as of July 31, 1997), with another 191 aircraft on order.

     All four of the aircraft types covered in this appraisal have higher maximum take-off weights than MBA considers standard for the type. We have, therefore, increased our normal Base Values by $50 per pound of higher take-off weight. These increases were as follows:

AIRCRAFT TYPE         HIGHER MTOW            INCREASED VALUE
-------------         -----------            ---------------
                         (lbs.)
B-737-500                 14,000            $   700,000

B-737-700                 20,000              1,000,000

B-737-800                 17,000                850,000

B-777-200                 35,000              1,750,000

     This report has been prepared for the exclusive use of Continental and shall not be provided to other parties by MBA without the express consent of Continental.

     MBA certifies that this report has been independently prepared and that if fully and accurately reflects MBA's opinion, as of the date of this report, of the values set forth herein. MBA further certifies that it does not have, and does not expect to have, any financial interest in the subject or similar aircraft.

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     This report represents MBA's opinion as to the subject aircraft, and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Continental or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                        Sincerely,

                                        /s/ Morten S. Beyer
                                        Morten S. Beyer
                                        Chairman & CEO

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                     BASE VALUE APPRAISAL OF LISTED AIRCRAFT
                          UPON DELIVERY DURING 1998 TO
                           CONTINENTAL AIRLINES. INC.
                            (US DOLLARS IN THOUSANDS)

                          EXPECTED                     MTOW        BASE
AIRCRAFT TYPE  ENGINE     DELIVERY DATE    TAIL NO.    (LBS)       VALUE
-------------  ------     -------------    --------    ----        -----
  B-737-500    CFM56-3B1    April 1998       656     129,500    $26,590
  B-737-500    CFM56-3B1    May 1998         657     129,500     26,590
  B-737-500    CFM56-3B1    June 1998        658     129,500     26,697
  B-737-500    CFM56-3B1    July 1998        659     129,500     26,697
  B-737-500    CFM56-3B1    August 1998      660     129,500     26,750

  B-737-700    CFM56-7B24   April 1998       705     153,000     38,053
  B-737-700    CFM56-7B24   April 1998       706     153,000     38,053
  B-737-700    CFM56-7B24   April 1998       707     153,000     38,053
  B-737-700    CFM56-7B24   April 1998       708     153,000     38,053
  B-737-700    CFM56-7B24   August 1998      709     153,000     38,207
  B-737-700    CFM56-7B24   August 1998      710     153,000     38.207

  B-737-800    CFM56-7B26   May 1998         201     172,500     44,120
  B-737-800    CFM56-7B26   May 1998         202     172,500     44,120
  B-737-800    CFM56-7B26   May 1998         203     172,500     44,120
  B-737-800    CFM56-7B26   June 1998        204     172,500     44,210
  B-737-800    CFM56-7B26   June 1998        205     172,500     44,210
  B-737-800    CFM56-7B26   June 1998        206     172,500     44,210
  B-737-800    CFM56-7B26   July 1998        207     172,500     44,300
  B-737-800    CFM56-7B26   July 1998        208     172,500     44,300
  B-737-800    CFM56-7B26   July 1998        209     172,500     44,300
  B-737-800    CFM56-7B26   August 1998      210     172,500     44,390

  B-777-200    GE90         September 1998   001     580,000    121,120
  B-777-200    GE90         October  1998    002     580,000    121,365
  B-777-200    GE90         November 1998    003     580,000    121,610

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